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                                                                    EXHIBIT 10.5

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT


         THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement") is made as of this 21st day of June, 1999, by and between LORECOM Technologies, Inc., an Oklahoma corporation ("LORECOM") and Jeff Hartwig ("Executive").

                                    RECITALS:

         WHEREAS, LORECOM's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of certain members of LORECOM's management, including the Executive, to their assigned duties without distractions; and

         WHEREAS, this Agreement sets forth certain compensation and other benefits to be provided to Executive in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the Executive and LORECOM hereby agree as follows:

                                  I. EMPLOYMENT

         A.       Employment.

                  1. LORECOM hereby employs, engages and hires Executive, and Executive hereby accepts employment, upon the terms and conditions set forth in this Agreement. The Executive shall serve as Vice President of Operations and Chief Technical Officer ("VPO & CTO"). The Executive shall have and fully perform such duties and responsibilities that are commensurate with his position as may be, from time to time, assigned to him by the Board of Directors of LORECOM.

                  2. In addition, the Executive shall provide advice, consultation and services to any other entities majority owned or majority controlled by LORECOM now or in the future (together "Affiliates") as may reasonably be requested by the Board of Directors of LORECOM.

         B. Activities and Duties During Employment. Executive represents and warrants to LORECOM that he is free to accept employment with LORECOM, and that he has no prior or other commitments or obligations of any kind to anyone else which would hinder or interfere with his acceptance of his obligations under this Agreement, or the exercise of his best efforts as an officer and employee of LORECOM, except as set forth herein. During the Employment Term (as defined below), Executive agrees:



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                  1.       To faithfully serve and further the interests of
                           LORECOM in every lawful way, giving honest, diligent, loyal and cooperative service to LORECOM;

                  2. To comply with all reasonable rules and policies which are consistent with the terms of this Agreement and which, from time to time, may be adopted by LORECOM and which are applicable to all other executive officers of LORECOM; and

                  3. To devote all necessary business time, attention and efforts to the faithful and diligent performance of his services to LORECOM and its Affiliates, excluding periods of vacation and sick leave; provided that LORECOM acknowledges that the Executive may have a continuing operational involvement in a pre-existing venture so long as such operational involvement does not materially interfere with the performance of Executive's duties under this Agreement; provided further, it is understood that Executive's obligations to LORECOM shall have priority. Notwithstanding the foregoing, Executive may: (i) serve on the board of directors of other entities or serve in any capacity with any civic, educational, professional or charitable organization provided that such service does not materially interfere or conflict with his duties hereunder; and (ii) make and manage personal investments of his choice.

         C. Relocation. Executive's office and principal place of employment and the principal office for LORECOM shall be located in Oklahoma City, Oklahoma or such other location mutually agreed to by Executive and LORECOM. LORECOM shall not require Executive to relocate his residence or principal place of employment and business office without his prior approval. To the extent reasonably requested by the Board of Directors of LORECOM, Executive shall travel to the offices of LORECOM or its Affiliates or attend meetings, conferences, exhibitions, trade shows, seminars and other similar business related activities so long as he is given reasonable notice of such travel and is reimbursed for the cost of such travel.

                                    II. TERM

         A. Term. The term of employment under this Agreement shall be three (3) years, commencing on the date of the Agreement (such term of employment, as it may be extended or terminated, is herein referred to as the "Employment Term"), which Employment Term shall automatically renew for additional one (1) year periods unless terminated by Executive or LORECOM by written notice not less than six (6) months prior to expiration of the then-current term.

         B. Termination During the Employment Term. Executive's employment hereunder may terminate for any of the following reasons:



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                  1.       Death. This Agreement shall terminate upon
                           Executive's death. If termination occurs pursuant to this provision, Executive's estate shall be compensated under Section II.D.2 hereof.

                  2. Cause. Termination by LORECOM of Executive's employment for "Cause" shall mean termination based upon Executive's (i) committing fraud, theft, misappropriation, embezzlement, larceny or other felony, willful misconduct, gross malfeasance or breach of trust by the Executive resulting or intended to result directly or indirectly in gain or personal enrichment to the Executive at the expense of LORECOM, (ii) committing any other crime involving moral turpitude which materially impairs Executive's ability to perform his duties or the business reputation of LORECOM, or (iii) continued and deliberate failure by the Executive to substantially perform the Executive's employment duties with LORECOM. However, anything in the preceding sentence to the contrary notwithstanding, "Cause" shall not include the following: (i) any act or omission that was the result solely of poor business judgment or simple negligence; (ii) any act or omission believed by the Executive in good faith to have been in or not opposed to the interests of LORECOM; (iii) any act or omission in respect of which the Executive met the applicable standard of conduct for indemnification against liabilities and expenses under LORECOM's Certificate of Incorporation; or (iv) any act or omission which occurred more than 12 months prior to LORECOM's giving to the Executive Notice of Termination (as hereinafter defined), unless the commission of such act or omission was not at the time of commission or omission known to a majority of the members of the Board of Directors of LORECOM, in which case more than 12 months from the date the commission or omission was known by a majority of the members of the Board of Directors. If termination occurs pursuant to this provision, Executive shall be compensated under Section II.D.3 hereof.

                  3. Voluntary Termination. Executive may voluntarily terminate employment at any time during the Employment Term (a "Voluntary Termination"). If termination occurs pursuant to this provision, Executive shall be compensated under Section II.D.3 hereof.

                  4. Termination by LORECOM. LORECOM may terminate Executive's employment for any reason during the Employment Term hereof, including, but not limited to, closing or selling LORECOM, provided, however, that upon such termination, Executive will be compensated as provided in Section II.D.1 hereof.

                  5. Good Reason. By the Executive upon ten (10) business days notice to LORECOM for Good Reason, which notice shall state the reason for



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                           termination. For the purpose of this Agreement, "Good
                           Reason" shall mean, other than for Cause: (i) a demotion or reduction in the Executive's duties, responsibilities or authority as VPO & CTO of LORECOM without his written consent or the assignment to the Executive of duties and responsibilities inconsistent with his position as VPO & CTO of LORECOM without his written consent or which diminishes his authority without his written consent (together, the "Demotion Actions"), and the Demotion Actions are not cured within thirty (30) days after written notice of the Demotion Actions from the Executive; (ii) the relocation of the Executive's principal place of employment, or the principal offices of LORECOM outside of the Oklahoma City Metropolitan Area without Executive's consent, or (iii) any material failure by LORECOM to comply with the provisions of this Agreement, including but not limited to, failure to timely pay any part of Executive's compensation (including salary or bonus) or provide the benefits contemplated herein, and which is not remedied by LORECOM within ten (10) business days after receipt by LORECOM of written notice thereof from Executive. If termination occurs pursuant to this provision, the Executive shall be compensated under Section II.D.1 hereof.

                  6. Change of Control. By the Executive upon a Change of Control. For the purpose of this Agreement, "Change of Control" shall mean the occurrence of any of the following:

                           (a) the Company consummates a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less then fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                           (b) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets is consummated.

                  7. Notice of Termination. Any termination of Executive's employment shall be communicated by written Notice of Termination to the other party hereto in accordance with this Section II.B.7. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and which shall specify a date as Executive's last day of employment (the "Termination Date").



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         C.       Cessation of Rights and Obligations: Survival of Certain
                  Provisions. On the date of expiration or earlier termination of the Employment Term for any reason, all of the respective rights, duties, obligations and covenants of the parties, as set forth herein, shall, except as specifically provided herein to the contrary, cease and become of no further force or effect as of the date of said termination, and shall only survive as expressly provided for herein.

         D. Cessation of Compensation. In lieu of any severance under any severance plan that LORECOM may then have in effect, and subject to any amounts owed by the Executive to LORECOM under any contract or agreement entered into after the date hereof, LORECOM shall pay to the Executive, and the Executive shall be entitled to receive, the following amounts within thirty (30) days of the date of a termination of his employment:

                  1. Upon the termination of the Executive's employment under the provisions of Sections II.B.4, II.B.5 and II.B.6, the Executive shall be entitled to receive his base salary for the remaining term of this Agreement under Section II.A or two (2) years, whichever period shall be greater (the "Continued Compensation Period") plus, for each year in the Continued Compensation Period, a bonus equal to the highest annual bonus paid to the Executive for any preceding calendar year, prorated for any partial years, plus prorated vacation pay for the Continued Compensation Period and expense reimbursement through the Termination Date. In addition, if permitted under LORECOM's group health, life and disability insurance coverage, Executive shall be entitled to continuation of Executive's coverage thereunder (subject to such changes in coverage as shall apply to LORECOM's employees generally) for the one (1) year period after the Termination Date at the cost of LORECOM or if not so permitted, payment by LORECOM of the premiums for group health insurance coverage otherwise payable by Executive under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). It shall be a condition to Executive's right to receive the payments described above that Executive shall be in compliance with all of Executive's obligations which survive termination hereof, including without limitation those arising under
                           Article IV hereof, and Executive is not otherwise receiving health insurance from another employer. In addition, upon the Executive's termination, LORECOM shall assign to the Executive the life insurance policy described in Section III.F, except that, in the event that the life insurance policy is part of a group-term life insurance plan, LORECOM shall convert the Executive's coverage thereunder into an individual life insurance policy. The Executive agrees that following the assignment of a life insurance policy under this Section, the premiums under any such insurance policy shall be paid by the Executive. Thereafter, LORECOM and its Affiliates shall have no further obligations to Executive,



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                           except as expressly provided otherwise pursuant to
                           the terms of any pension and welfare benefit plans Executive is a participant in.

                  2. If Executive's employment is terminated during the Employment Term by reason of death, LORECOM shall pay to Executive's estate Executive's base salary for the Continued Compensation Period, and any bonus for the bonus period in which the Termination Date occurs allocable to the period prior to the Termination Date. Thereafter, LORECOM and its Affiliates shall have no further obligations to Executive, except as expressly provided otherwise pursuant to the terms of any pension and welfare benefit plans Executive is a participant in.

                  3. If Executive's employment is terminated by LORECOM for Cause or as a result of a Voluntary Termination, LORECOM shall pay Executive his base salary for a period of one year after the Termination Date in the Notice of Termination. In addition, if permitted under LORECOM's group health, life and disability insurance coverage, Executive shall be entitled to continuation of Executive's coverage thereunder (subject to such changes in coverage as shall apply to LORECOM's employees generally) for the one (1) year period after the Termination Date at the cost of LORECOM or if not so permitted, payment by LORECOM of the premiums for group health insurance coverage otherwise payable by Executive under COBRA. Thereafter, LORECOM and its Affiliates shall have no further obligations to pay compensation under this Agreement.

         E. No Offset/No Mitigation of Damages. Notwithstanding anything herein to the contrary, Executive shall have no obligation to mitigate or seek other employment with respect to the payments and benefits under this Agreement. LORECOM shall be obligated to make the payments pursuant to this Section regardless of any other employment.

                         III. COMPENSATION AND BENEFITS

         A.       Compensation.

                  1. During the Employment Term, LORECOM shall pay Executive such salary and benefits as shall be agreed upon each year between Executive and LORECOM. For the first year of the Employment Term, LORECOM shall pay Executive a base salary of One Hundred Ten Thousand Dollars ($110,000.00) per year. LORECOM shall review Executive's salary at least annually, and as a result of such review, can not reduce the Executive's base salary without his consent.




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                  2.       LORECOM will, in addition to Executive's base salary,
                           pay Executive bonuses with respect to each calendar year in the Employment Term up to the amount and based upon the formula set forth in Exhibit A attached hereto. The bonus payable hereunder shall be paid within seventy-five (75) days of the end of the applicable calendar year, unless LORECOM elects to pay such amounts at an earlier time.

                  3. LORECOM will pay Executive a Ten Thousand Dollar ($10,000) bonus upon closing its initial public offering.

         B. Payment. All compensation shall be payable in intervals in accordance with the general payroll payment practice of LORECOM, but not less frequently than monthly. The compensation shall be subject to such withholdings and deductions by LORECOM as are required by law.

         C.       Business Expenses.

                  1. Reimbursement. LORECOM shall reimburse the Executive for all reasonable, ordinary, and necessary business expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, ordinary and necessary travel expenses, entertainment expenses and expenses necessary to maintain his professional certifications. The reimbursement of business expenses will be governed by the policies for LORECOM, and the terms otherwise set forth herein. In addition, LORECOM shall reimburse the Executive for reasonable country club dues and automobile expenses not to exceed $500 for one automobile.

                  2. Accounting. The Executive shall provide LORECOM with an accounting of his expenses, which accounting shall clearly reflect which expenses were incurred for proper business purposes in accordance with the policies adopted by LORECOM, and as such are reimbursable by LORECOM. The Executive shall provide LORECOM with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by LORECOM to the Executive within a reasonable time, but not more than 30 days, after receipt by LORECOM of appropriate documentation therefor.

         D. Other Benefits. Except as otherwise provided herein, Executive shall be entitled to participate in any retirement, pension, profit-sharing, stock option, health plan, dental, vacation and welfare or any other benefit plan or plans of LORECOM which may now or hereafter be in effect for which all employees of LORECOM performing comparable duties are eligible, subject to the terms of such plans. In determining the



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                  rights of the Executive under any such plan or program,
                  Executive shall for all purposes be deemed to be fully vested, or if vesting is not permitted by law or regulation, LORECOM shall pay or otherwise provide to Executive the benefits he would have received if fully vested.

         E. Vacation. Executive shall be entitled to up to four (4) weeks of non-accruing paid vacation in each calendar year during the Employment Term, provided however, that the Executive's 1999 calendar year vacation shall be prorated for the portion of the calendar year remaining after the date hereof.

         F. Life Insurance. LORECOM shall provide to Executive, at no cost to Executive (other than taxes on the premiums paid by LORECOM), term life insurance on the life of Executive for the benefit of Executive's designated beneficiaries in the amount of One Million Dollars ($1,000,000); provided however, if the amount of the annual premium on such policy exceeds Two Thousand Dollars ($2,000), the Executive shall reimburse LORECOM for such excess.

         G. Disability. LORECOM shall provide to Executive, at no cost to Executive, a separate or group long-term disability policy that provides an annual benefit in the amount provided to any other executive officer of LORECOM.

                  IV. CONFIDENTIALITY AND NON-COMPETE AGREEMENT

         A. Non-Disclosure of Confidential Information. Executive hereby acknowledges and agrees that the duties and services to be performed by Executive under this Agreement are special and unique and that Executive has and will acquire, develop and use information of a special and unique nature and value that is not generally known to the public or to LORECOM's industry including, but not limited to, certain records, secrets, documentation, software programs, price lists, ledgers and general information, employee records, mailing lists customer lists, customer profiles, prospective customer lists, accounts receivable and payable ledgers, financial and other records of LORECOM or its Affiliates, information regarding their customers or principals, and other similar matters (all such information being hereinafter referred to as "Confidential Information"). Executive further acknowledges and agrees that the Confidential Information is of great value to LORECOM and its Affiliates and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of LORECOM. Accordingly, Executive hereby agrees that:

                  1. Executive will not, during the Employment Term or at any time thereafter, directly or indirectly, except in connection with Executive's performance of his duties under this Agreement, or as otherwise authorized by LORECOM for its benefit or the benefit of its Affiliates, divulge to any person, firm,



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                           corporation, limited liability company or
                           organization, other than LORECOM or its Affiliates (hereinafter referred to as "Third Parties"), or use or cause or authorize any Third Parties to use, the Confidential Information, except as required by law; and

                  2. Upon the termination of his Employment Term for any reason whatsoever, Executive shall deliver or cause to be delivered to LORECOM any and all Confidential Information, including drawings, notebooks, keys, data and other documents and materials belonging to LORECOM or its Affiliates which is in his possession or under his control relating to LORECOM or its Affiliates, or the Business of LORECOM (as defined herein), regardless of the medium upon which it is stored, and will deliver to LORECOM upon such termination of employment any other property of LORECOM or its Affiliates which is in his possession or under his control.

         B.       Restrictive Covenants.

                  1.       Non-Competition Covenant.

                           (a) Executive acknowledges that the covenants set forth in this Article IV are reasonable in scope and essential to the preservation of LORECOM. Executive also acknowledges that the enforcement of the covenant set forth in this Section IV.B. will not preclude Executive from being gainfully employed in such manner and to the extent as to provide a standard of living for himself, the members of his family and the others dependent upon him of at least the level to which he and they have become accustomed and may expect. In addition, Executive acknowledges that LORECOM and its Affiliates have obtained an advantage over their competitors as a result of their names, locations and reputations that are characterized by near permanent relationships with customers, principals and other contacts which they have developed at great expense. Furthermore, Executive acknowledges that competition by him following the termination or expiration of the Employment Term would impair the operation of LORECOM and/or its Affiliates beyond that which would arise from the competition of an unrelated third party with similar skills.

                           (b) Executive hereby agrees that he shall not, during the period of this Agreement or for a period during which he is being paid or has been paid pursuant to the termination provisions of this Agreement, directly or indirectly, engage in or become directly or indirectly interested in any proprietorship, partnership, firm, trust, corporation, limited liability company or other entity, other than LORECOM or any



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                                    Affiliate (whether as owner, partner,
                                    trustee, beneficiary, stockholder, member, officer, director, employee, independent contractor, agent, servant, consultant, lessor, lessee or otherwise) that competes with LORECOM or an Affiliate in the Prohibited Business within the county of Oklahoma County, Oklahoma or any contiguous county, other than an interest in a company listed on a recognized stock exchange in an amount which does not exceed one percent (1%) of the outstanding stock of such corporation. However, the noncompetition provisions of this Section IV.B.1 shall not apply if Executive is terminated pursuant to
                                    Section II.B.4, or Executive terminates his employment pursuant to Section II.B.6, of this Agreement.

                           (c) For purposes of this Agreement, "Prohibited Business" shall include all business activities and ventures of LORECOM or its Affiliates during the term of this Agreement which generate more than 5% of the annual consolidated gross revenues of LORECOM.

                  2. Non-Solicitation Covenant. Executive hereby covenants and agrees that during a period which is the greater of five (5) years from the date of this Agreement or two (2) years following the end of the Employment Term, he shall not: (i) solicit for the purpose of selling goods and/or services competitive with or similar to those offered by LORECOM or its Affiliates during the Employment Term or endeavor to entice away from LORECOM or any Affiliate any person, firm, corporation, limited liability company or other entity that was a customer of LORECOM or any Affiliate at any time during his Employment Term;
                           (ii) induce, attempt to induce or hire any employee (or any person who was an employee during the year preceding the date of any solicitation) of LORECOM or any Affiliate to leave the employ of LORECOM or any Affiliate, or in any way interfere with the relationship between any such employee and LORECOM or any Affiliate; or (iii) directly or indirectly cause any person that is a party to an agreement with LORECOM or any Affiliate (including, but not limited to, license, supply or sales contracts or agreements), to terminate such agreements, not renew such agreements when they expire or enter into another similar agreement with another person or entity. If the Employment Term is terminated by LORECOM without Cause or by Executive for Good Reason, the non-solicitation covenant set forth in this Section IV.B.2. shall only apply for a period which is two (2) years after the end of the Employment Term.



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         C.       Remedies.

                  1. Injunctive Relief. Executive expressly acknowledges and agrees that the business of LORECOM is highly competitive and that a violation of any of the provisions of Sections IV.A. or B. would cause immediate and irreparable harm, loss and damage to LORECOM and/or Affiliates not adequately compensable by a monetary award. Executive further acknowledges and agrees that the time periods and territorial areas provided for herein are the minimum necessary to adequately protect the business of LORECOM, the enjoyment of the Confidential Information, the goodwill of LORECOM, and/or Affiliates and the enjoyment of the assets and business of LORECOM. Without limiting any of the other remedies available to LORECOM or any Affiliate at law or in equity, or the right or ability of LORECOM, and/or Affiliates to collect money damages, Executive agrees that any actual or threatened violation of any of the provisions of Sections IV.A. or B. may be immediately restrained or enjoined by any court of competent jurisdiction, and that a temporary restraining order or emergency, preliminary or final injunction may be issued in any court of competent jurisdiction, upon twenty-four (24) hour notice and without bond. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section shall survive the termination of the Employment Term.

                  2. Enforcement. It is the desire of the parties that the provisions of Sections IV.A. or B. be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of Sections IV.A. or B. shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalidated by such laws or public policies, such section or sections shall be (i) deemed amended to delete therefrom such portions so adjudicated or (ii) modified as determined appropriate by such a court, such deletions or modifications to apply only with respect to the operation of such section or sections in the particular jurisdictions so adjudicating on the parties and under the circumstances as to which so adjudicated.

                                V. MISCELLANEOUS

         A. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received (a) when delivered, if delivered personally, (b) three days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by first class mail, postage prepaid, in each case addressed as follows:

         To Executive at his home address.

         With a copy to:            [          ]

         To LORECOM at:             LORECOM Technologies, Inc.
                                    12101 N. Meridian
                                    Oklahoma City, OK  73120
                                    Fax:  (405) 516-2345

Any party may change its address for purposes of this paragraph by giving the other party within notice of the new address in the manner set forth above.

         B. Entire Agreement; Amendments, Etc. This Agreement contains the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. Except as provided herein, no modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

         C. Benefit. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, legal representatives and permitted assignees of Executive and the successors, assignees and transferees of LORECOM. This Agreement or any right or interest hereunder may not be assigned by Executive without the prior written consent of LORECOM.

         D. No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

         E. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

         F. Compliance and Headings. Time is of the essence of this Agreement. The headings in this Agreement are intended to be for convenience and reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

         G. Governing Law. The parties agree that this Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Oklahoma, without regard to the rules governing conflicts of law. The parties agree that any suit, action or proceeding pertaining to this Agreement shall be brought in the courts of the State of Oklahoma or in the U.S. District Court for the Northern District of Oklahoma. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Oklahoma.

         H. Indemnification. LORECOM shall indemnify and hold Executive harmless to the fullest extent permitted by law and under the certificate of incorporation or bylaws of LORECOM, as, to and from any and all costs, expenses (including reasonable attorneys' fees, which shall be paid in advance by LORECOM, subject to recoupment in accordance with applicable law) or damages incurred by Executive as a result of any claim, suit, action or judgment arising out of the activities of LORECOM or any Affiliate or the Executive's activities as an employee, officer or director of LORECOM or any Affiliate. This provision shall survive the termination of this Agreement.

         I. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         J. Recitals. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.


                                     LORECOM TECHNOLOGIES, INC.



                                     By
                                       ------------------------------------
                                     Name:
                                     Title:



                                     EXECUTIVE


                                     --------------------------------------

                                    EXHIBIT A


                                  ANNUAL BONUS



         Executive shall be eligible to receive, in addition to his annual base salary, a bonus for services rendered during such year, provided that the company achieves certain forecasted levels of performance to be agreed to by the board of directors and Executive. Payment of each annual bonus will be paid in cash and will be in an amount at least equal to .25 times his base salary.